                                                                    Exhibit 99.1

Lightbridge, Inc. Reports Third Quarter Results

BURLINGTON, Mass.--Oct. 28, 1997--Lightbridge, Inc.
(NASDAQ:LTBG), a leading provider of customer acquisition and retention solutions for the global telecommunications industry, today reported financial results for the third quarter ended September 30, 1997. Revenues for the third quarter of 1997 were $9.5 million, compared to $7.4 million for the third quarter of 1996. Net income for the quarter was $927 thousand or $0.06 per share, compared with $354 thousand or $0.03 per share on a pro forma basis for the quarter ended September 30, 1996. The weighted average number of common and common equivalent shares outstanding for the third quarter of 1997 was 16.6 million compared to 13.9 million in the third quarter of 1996.

Revenues for the nine months ended September 30, 1997 were $27.3 million, an increase of 32% from the prior year's $20.6 million. Net income for the nine months ended September 30, 1997 was $3.6 million or $0.22 per share compared with net earnings of $656 thousand or $0.05 per share on a pro forma basis in the first nine months of 1996.

Pamela D. A. Reeve, Lightbridge's president and chief executive officer, commented, "This was a very solid quarter for Lightbridge and we are pleased with the performance of the company on all fronts. We added several new clients, expanded Lightbridge's product offerings with the introduction of new releases and services and continued to build the infrastructure in preparation for a seasonally strong retail fourth quarter."

During the quarter, Lightbridge announced its intention to acquire Coral Systems, a Colorado-based provider of fraud and churn software to the telecommunications industry. This acquisition is expected to close during the fourth quarter. In addition, Lightbridge also announced new contracts with UniqueAir Limited, Ameritech Communications Inc. and Iridium LLC. The Company also announced a new marketing alliance with Versatility Inc. to provide world-class call center solutions to telecommunications carriers. Lightbridge introduced the Fraud Detect Model, new fraud scoring technology for the telecommunications industry, in partnership with Trans Union Corporation. The Company also launched its new release of Churn Prophet 2.0, a churn analysis tool.

About Lightbridge

Lightbridge, Inc. (NASDAQ:LTBG), based in Burlington, Mass., is a leading provider of software-based services that help global telecommunications carriers quickly acquire customers and retain them over time. Lightbridge has leveraged its credit processing expertise into solutions that help carriers quickly and cost-effectively provide bundled services through new channels. Telesto, Lightbridge's network of integrated customer acquisition and retention solutions, provides best-in-class credit, fraud, churn, channel and market performance solutions to such clients as AT&T Wireless, BellSouth Mobility DCS, Omnipoint Communications, PrimeCo Personal Communications and Sprint PCS. It is the only complete, workflow-enhanced system for customer interaction in the converged telecommunications marketplace. Additional information on the company can be found on the Web at http://www.lightbridge.com


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Lightbridge, Inc. and Subsidiaries
Unaudited Condensed Consolidated Income Statements

(In thousands, except for income per share data)

                                            Three Months Ended September 30,
                                            --------------------------------

                                                  1997             1996
Revenues                                        $ 9,457          $ 7,372
Cost of revenues                                  4,385            3,970
                                                -------          -------

Gross profit                                      5,072            3,402
                                                -------          -------

Operating expenses:
     Development                                  1,532            1,155
     Sales and marketing                          1,250              908
     General and
      administrative                              1,097              806
                                                -------          -------

Total operating expenses                          3,879            2,869
                                                -------          -------

Income from operations                            1,193              533

Other income (expense), net                         302             (159)
                                                -------          -------

Income before provision
 for income taxes                                 1,495              374

Income tax provision                                568               20
                                                -------          -------

Net income                                      $   927          $   354
                                                =======          =======


Primary net income per
 common share                                   $  0.06
                                                =======

Primary weighted average
 number of common and
 common equivalent shares
 outstanding                                     16,647
                                                =======

Pro forma net income per
 common share                                                    $  0.03
                                                                 =======

Pro forma weighted average
 number of common and
 common equivalent
 shares outstanding                                               13,933
                                                                 =======

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Lightbridge, Inc. and Subsidiaries
Unaudited Condensed Consolidated Income Statements

(In thousands, except for income per share data)

                                              Nine Months Ended September 30,
                                              ------------------------------

                                                    1997            1996
Revenues                                        $ 27,288         $ 20,635
Cost of revenues                                  12,705           11,739
                                                --------         --------

Gross profit                                      14,583            8,896
                                                --------         --------

Operating expenses:
     Development                                   4,215            3,126
     Sales and marketing                           3,854            2,567
     General and
      administrative                               3,220            1,978
                                                --------         --------

Total operating expenses                          11,289            7,671
                                                --------         --------

Income from operations                             3,294            1,225

Other income (expense),
  net                                                774             (529)
                                                --------         --------

Income before provision
  for income taxes                                 4,068              696

Income tax provision
  (benefit)                                          475               40
                                                --------         --------

Net income                                      $  3,593         $    656
                                                ========         ========

Primary net income
  per common share                              $   0.22
                                                ========

Primary weighted average
  number of common and
  common equivalent shares
  outstanding                                     16,448
                                                ========
Pro forma net income
  per common share                                               $   0.05
                                                                 ========
Pro forma weighted
  average number of common
  and common equivalent
  shares outstanding                                               13,752
